SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2014

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

In November 2004, CareDx, Inc. (“we,” “us,” or “our”) entered into a license agreement with Roche Molecular Systems, Inc. (“Roche”), that grants us the right to use certain Roche technology relating to polymerase chain reaction, or PCR, and quantitative real-time PCR, in clinical laboratory services, including in connection with AlloMap. This is a non-exclusive license agreement in the United States covering the claims in multiple Roche patents. We had disputed the combination services percentage Roche sought to apply under the agreement. The combination service percentage is a multiplier used to calculate royalties where licensed services are sold in combination with other services. From July 2011 through September 2014, we withheld payment of such royalties pending resolution of the matter. On February 11, 2014, Roche filed a demand for arbitration with the American Arbitration Association seeking a declaration that we had materially breached the Roche license agreement by failing to report and pay royalties owing to Roche in respect of licensed services performed by us after July 1, 2011.

On September 11, 2014, we entered into a settlement and mutual release agreement with Roche whereby (i) for the period beginning July 1, 2011 through June 30, 2014, we agreed to pay the amount of $2,827,220 in settlement of past royalties due; (ii) for the period beginning July 1, 2014 through September 30, 2014, we agreed to pay royalties based on the same combination services percentage used to determine the past royalties due; (iii) for the period beginning October 1, 2014 through September 30, 2017, we agreed to a downward adjustment of the combination services percentage used to determine the portion of the AlloMap service that is royalty bearing under the terms of the license; (iv) we agreed to report and pay quarterly royalties within 45 days of the end of each calendar quarter; (v) Roche agreed that, subject to our timely payment of all applicable royalties through such date, no further royalties will be payable by us for periods after September 30, 2017; (vi) mutual releases by us and Roche of all claims under the license agreement through the settlement date; and (vii) dismissal of the arbitration claims. For all time periods, the contractual royalty rate in the license agreement was or will be applied to the applicable combination services percentage to determine the royalties payable for the AlloMap service.

We incur royalty expenses under the license agreement with Roche that are based on a percentage of test revenues and are recorded as a component of cost of testing in our statements of operations. Since July 1, 2011, we have fully accrued the amount of unpaid royalties and related interest claimed by Roche on our balance sheets, and the amount of these unpaid royalties and related interest has been reflected as an expense in our income statements in the periods to which the royalties relate. At June 30, 2014, the amount accrued on our balance sheet for royalty liability and related interest was $3,525,534. Of the $2,827,220 paid by us under the terms of the settlement agreement, $399,633 represented royalties on AlloMap revenue for the six months ended December 31, 2011, $887,837 represented royalties on AlloMap revenue for the year ended December 31, 2012, $975, 257 represented royalties on AlloMap revenue for the year ended December 31, 2013 and $564,493 represented royalties on AlloMap revenue for the six months ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: September 17, 2014

By: /s/ Ken Ludlum
Ken Ludlum
Chief Financial Officer